UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 19, 2015

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)         Our annual meeting of shareholders was held on August 19, 2015.

(b)         There were 50,808,256 shares eligible to vote, and 46,859,296 shares, or 92.22% of the outstanding shares, were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2016:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	42,754,216	1,009,993	3,095,087
Richard M. Gabrys	43,553,019	211,190	3,095,087
David K. Hehl	43,228,915	535,294	3,095,087
Edwin J. Holman	43,531,883	232,326	3,095,087
Janet E. Kerr	43,354,003	410,206	3,095,087
Michael T. Lawton	43,586,289	177,920	3,095,087
H. George Levy, M.D.	43,210,079	554,130	3,095,087
W. Alan McCollough	43,517,987	246,222	3,095,087
Dr. Nido R. Qubein	43,520,446	243,763	3,095,087

Proposal 2. Shareholders approved the advisory vote on executive compensation:

Shares voted For	43,009,224
Shares voted Against	638,427
Shares abstained	116,558
Broker non-votes	3,095,087

Proposal 3. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2016:

Shares voted For	46,300,809
Shares voted Against	460,005
Shares abstained	98,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 24, 2015

	BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Vice President of Finance